Exhibit 99.1

SAFE & GREEN HOLDINGS CORP. ANNOUNCES APPOINTMENT OF SHAFRON HAWKINS TO BOARD OF DIRECTORS

Shafron Hawkins, current president of Opportunity Funds Association, to join Safe & Green Holdings board of directors as public policy and real estate veteran

DECEMBER 22, 2022 – JACKSONVILLE, Fla. -- Safe & Green Holdings (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures, announced that its Board of Directors has appointed Shafron (Shay) Hawkins to serve as a member of the Company’s Board of Directors.

Shafron Hawkins will serve as a director, counseling the Company on eco-friendly economic approaches, public policy as it relates to aiding in the growth of Safe & Green Holdings, and strategic advisory on growth tactics for underserved areas.

“We are extremely excited to add Shafron Hawkins to our Board of Directors,” said Paul Galvin, Chairman and Chief Executive Officer. “Hawkins offers strong expertise in energy, natural resources, infrastructure, tax law, and investments in underserved areas. He will be a leading resource in the expansion of Safe & Green Holdings going forward. His experience in advocating for both rural and urban communities is unmatched. That, combined with our development expertise, makes for a great working relationship.”

Shafron Hawkins’ career spans the industries of financial services, government and nonprofits. Hawkins started his career working for TD Waterhouse Securities in its active investors division before moving to Credit Suisse First Boston. In June 2002, Hawkins founded Hawkins Capital Group, where he served as Principal while helping raise acquisition capital for small companies. In 2016, Hawkins became a legislative fellow in the U.S. House of Representatives, advising a Way and Means Committee member and helping push forward the Simplifying America’s Tax System (SATS) plan. Soon after, Hawkins served as a U.S. Senate Tax and Trade Counsel where he worked to expand the Tax Cuts and Jobs Act to include the Opportunity Zones provision. Hawkins also served as Majority Staff Director for the Senate Finance Subcommittee on Energy, Natural Resources, and Infrastructure, having previously served as Majority Staff Director for the Senate Finance Subcommittee on Fiscal Responsibility and Economic Growth. Upon leaving Capitol Hill, Hawkins founded the Opportunity Funds Association, an organization that helps advocate for Opportunity Zones and drive investments into underserved areas. In 2022, Hawkins worked with Congress to introduce the bi-partisan, bi-cameral Opportunity Zones Transparency Extension and Improvement Act which achieves the OFA member policy goals of increased investment and greater transparency in Opportunity Zones.

Mr. Hawkins earned his undergraduate degree in economics from The Ohio State University, his MBA from Columbia Business School as a Credit Suisse First Boston Fellow, and his JD from the Moritz College of Law at OSU. He is currently an adjunct professor at the Cleveland State University College of Law.

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. For more information, visit  www.safeandgreenholdings.com.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Mr. Hawkins. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Mr. Hawkins to the expansion of the Company going forward, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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Mark Moran
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